UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2008

WORLDWIDE STRATEGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-129398 (Commission File Number)	41-0946897 (IRS Employer Identification No.)

3801 East Florida Avenue, Suite 400, Denver, Colorado 80210
(Address of principal executive offices) (Zip Code)

(303) 991-5887
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 14, 2008, Worldwide Strategies Incorporated (“WWSG”) entered into a binding letter of intent (the “LOI”) with NewMarket Technology, Inc. (“NMKT”).  Pursuant to the LOI, NMKT will acquire a 51% interest in WWSG in exchange for (i) the assumption of all of WWSG’s outstanding debts and (ii) the payment of $100,000 to WWSG (the “Transaction”).  NMKT’s ownership and voting interest will be protected from dilution for three years.

The Transaction is subject to the execution of a mutually satisfactory definitive stock purchase agreement and the completion of due diligence.

Withdrawal from the Transaction by either party will subject the withdrawing party to a claim for the legal and due diligence expenses of the other party, not to exceed $100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE STRATEGIES INCORPORATED
February 19, 2008	By: /s/ James P.R. Samuels James P.R. Samuels Chief Executive Officer